Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-177855 on Form S-8 of our report dated June 18, 2024, relating to the financial statements and supplemental schedules of Penske Automotive Group 401(k) Savings and Retirement Plan, appearing in this Annual Report on Form 11-K of Penske Automotive Group 401(k) Savings and Retirement Plan, for the year ended December 31, 2023.
/s/ Deloitte & Touche LLP
Detroit, Michigan
June 18, 2024